UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

ACRES Commercial Realty Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 RXR Plaza
Uniondale, New York		11556
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 535-0015

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2026, ACRES Commercial Realty Corp. (the “Company”) and ACRES Holdings Sub LLC (“Merger Sub”), a subsidiary of the Company, on the one hand, and ACRES Capital Corp (“ACC”) and ACRES Capital, LLC, a subsidiary of ACC and the external manager of the Company (the “Manager”), on the other hand, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which ACC will be merged with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, among other things, (i) the Company will acquire the Manager, (ii) the Manager will cease to perform any outside management services for the Company, (iii) the Company and the Manager will terminate the existing Management Agreement (as defined below) between the parties, and (iv) the Company will become internally managed (the “Internalization”).

A special committee (the “Special Committee”) of the Company’s board of directors (the “Board”) consisting solely of independent and disinterested directors considered, reviewed and negotiated the terms of the Internalization on behalf of the Board. The Merger Agreement, the Merger and the Internalization were unanimously approved by the Special Committee, and, upon the recommendation of the Special Committee, unanimously approved by the disinterested members of the Board. Prior to approving the Merger Agreement, the Special Committee received an opinion from BTIG, LLC, to the effect that, as of April 29, 2026, subject to the assumptions and qualifications contained in such opinion, the consideration to be paid by the Company in connection with the Internalization is fair, from a financial point of view, to the Company.

As discussed below, the closing of the Merger (the “Closing”) is subject to a number of conditions, including the issuance of common stock at the Closing which is subject to approval by the Company’s common stockholders at the Company’s 2026 Annual Meeting. The Company expects to hold its 2026 Annual Meeting in June 2026, and close the Merger (and consummate the Internalization) early in the third quarter of 2026.

Terms of the Merger Agreement

Pursuant to the Merger Agreement, at Closing, (i) each outstanding share of common stock, $0.0001 par value per share, of ACC (“ACC Common Stock”) will be converted into the right to receive 2.61882 shares of common stock, $0.001 par value per share, of the Company (the “ACR Common Stock”) and (ii) the Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, as amended, by and among the Company, the Manager and ACC (the “Management Agreement”), will terminate for no additional consideration. The Company expects to issue a maximum of approximately 7.487 million shares of ACR Common Stock at Closing (the “Stock Issuance”), the exact number of which will be determined based on the number of outstanding shares of ACC Common Stock immediately prior to the Closing. At Closing, the Company expects to directly employ its existing management team and all other employees of the Manager (and, as discussed further in Item 5.02(e) below, on April 29, 2026, the Company executed Term Sheets for the employment of certain key employees (“Key Employees”), to be effective at Closing).

The Merger Agreement contains certain customary representations and warranties between the parties, including with respect to due organization, due authorization, corporate or limited liability company power and authority to enter into the Merger Agreement and perform obligations thereunder, absence of conflicts with organizational documents or material contracts, capitalization and matters relating to Manager’s registration as an investment advisor with the SEC, subject to certain customary exceptions and qualifications as set forth in the Merger Agreement. In addition, the Merger Agreement contains certain covenants between the parties, including without limitation covenants regarding (i) conduct of ACC’s business prior to Closing, (ii) working to seek shareholder approval of the Stock Issuance at the 2026 Annual Meeting, and to have such shares listed on the NYSE, (iii) the termination of the Management Agreement concurrent with the Closing as described above, (iv) the procurement of a customary representations and warranties insurance policy, and (v) taking certain other pre-Closing actions.

The consummation of the Merger and Internalization is also subject to certain closing conditions, including, among other conditions, (i) the continued accuracy of the parties’ representations and warranties, (ii) shareholder approval of the Stock Issuance, and the listing of the shares on the NYSE, (iii) execution of employment agreements with the Key Employees (as discussed further in Item 5.02(e) below), and (iv) the absence of any “material adverse effect” on the Company or ACC.

The Merger Agreement may be terminated, subject to certain limitations set forth in the Merger Agreement, (i) by mutual written agreement by the parties, (ii) by any party should the Closing not have occurred by December 31, 2026 (the “Outside Date”), (iii) by the Company (but only so long as the Company and Merger Sub are not in material breach of their obligations under the Merger Agreement) if there has been a breach of any representation, warranty, covenant or agreement of ACC or the Manager such that one or more of closing conditions are not capable of being fulfilled as of the Outside Date; provided that the Manager and ACC have been provided written notice and a reasonable opportunity to cure, or (iv) by ACC (but only so long as ACC and Manager are not in material breach of their obligations under the Merger Agreement) if there has been a material breach of any representation, warranty, covenant or agreement of the Company or Merger Sub such that one or more of the conditions to closing are not capable of being fulfilled as of the Outside Date; provided that the Company and Merger Sub have been provided written notice and a reasonable opportunity to cure.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified entirely by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the ACR Common Stock pursuant to the Merger Agreement as consideration in the Internalization is incorporated by reference in this Item 3.02. The ACR Common Stock to be issued pursuant to the Merger Agreement will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(a)(2) of the Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(c) Appointment of Certain Officers

On April 29, 2026, the Board, upon recommendation from the Compensation Committee of the Board (the “Compensation Committee”), appointed Andrew Fentress as the Company’s Managing Director – Capital Markets, Martin Reasoner as the Company’s Managing Director – Originations, and Kyle K. Brengel as the Company’s Chief Operating Officer, each effective at Closing and upon execution of their respective Employment Agreements (as further discussed below). In addition, Mr. Fentress will serve as the principal executive officer of the Company effective at Closing and upon execution of his Employment Agreement, and Mark Fogel, the Company’s current principal executive officer, will continue to serve as the President of the Company following Closing.

Mr. Fentress, age 56, has served as the Company’s Chairman since July 2020 and as a Managing Partner of ACC since 2016. Prior to joining ACC, Mr. Fentress served as a Managing Director at Napier Park Global Capital in the Special Situations group from January 2014 to September 2016. Mr. Fentress was a founding and Managing Partner of Medley Capital, a private investment firm headquartered in New York from 2006 through March 2014, and also served on the investment committee and oversaw the asset management division of the firm. Mr. Fentress began his career with Morgan Stanley & Co., Inc. in 1995 where he was responsible for overseeing the operations of a global trading team in such sectors as technology, telecommunications and media.

Mr. Reasoner, age 49, has served as a Managing Partner of ACC since 2012. Previously, Mr. Reasoner was a Partner at Creekside Investments, where he focused his efforts on residential family housing investments. He was also a member of the Real Estate Investment Network, a Canadian-based real estate investing platform dedicated to assisting commercial real estate professionals and investors. Mr. Reasoner is a former collegiate and professional athlete who spent fifteen years in the National Hockey League.

Mr. Brengel, age 35, has served as the Company’s Vice President - Operations since July 2020. Mr. Brengel has served as Chief Operating Officer of the Manager since July 2020 and, before that, served as Managing Director from January 2020 to July 2020, as Director from January 2018 to January 2020 and Vice President from January 2017 to January 2018. Previously, Mr. Brengel was a member of Napier Park Global Capital’s Special Situations team from June 2015 through December 2016, on Ares Management Corporation’s Direct Lending team from October 2013 through June 2015, and on Duff and Phelps Advisory team from July 2012 through October 2013.

(e) Compensatory Arrangements of Certain Officers

On April 29, 2026, the Board, upon recommendation of the Compensation Committee, approved the entry into employment term sheets with each of Mark Fogel, Andrew Fentress, Martin Reasoner, Jaclyn Jesberger, Kyle Brengel and Eldron Blackwell (the “Employment Term Sheets,” and each an “Employment Term Sheet”). The Compensation Committee also engaged the Company’s independent compensation consultant, Meridian Compensation Partners, LLC, to assist and advise the Special Committee in relation to the Employment Term Sheets. The Employment Term Sheets are non-binding and are expected to be replaced and superseded by formal employment agreements embodying the provisions of the Employment Term Sheets with each of these officers at and effective upon Closing (the “Employment Agreements”).

The following provides a summary of the Employment Term Sheets. Such summary does not purport to be a complete description of the anticipated Employment Agreements. The Company will file copies of the Employment Agreements as exhibits once such agreements are finalized and executed by the parties.

Term

The Employment Term Sheets provide for a three-year term of employment that will become effective as of the Closing (the “Effective Date”), each with automatic renewals of additional successive one-year periods unless either party thereto provides at least 90 days’ advance notice of non-renewal. Each employee will be an “at will” employee and employment may be terminated by the Company or the executive at any time.

Duties

The Employment Term Sheets provide that Mr. Fogel, Mr. Fentress, Mr. Reasoner, Ms. Jesberger, Mr. Brengel and Mr. Blackwell (collectively, the “Executive Officers,” and each, an “Executive Officer”) will be employed by the Company, and that Mr. Fogel will continue to serve as President of the Company, Mr. Fentress will serve as Managing Director – Capital Markets (and the principal executive officer) of the Company, Mr. Reasoner will serve as Managing Director – Originations of the Company, Ms. Jesberger will continue to serve as Chief Legal Officer of the Company, Mr. Brengel will serve as Chief Operating Officer of the Company and Mr. Blackwell will continue to serve as Chief Financial Officer (and principal financial officer) of the Company.

Compensation

The Employment Term Sheets provide for the following compensation for each Executive Officer.

•
Mr. Fogel will receive an annual base salary of $600,000.
•
Mr. Fentress will receive an annual base salary of $600,000.
•
Mr. Reasoner will receive an annual base salary of $600,000.
•
Ms. Jesberger will receive an annual base salary of $600,000.
•
Mr. Brengel will receive an annual base salary of $600,000.
•
Mr. Blackwell will receive an annual base salary of $300,000.

Each Executive Officer will have target annual cash bonus opportunities of at least 50% of base salary, subject to performance criteria and targets established and administered by the Compensation Committee. In addition, the Executive Officers will be eligible to receive equity and other long-term incentive awards at the discretion of the Board (or the Compensation Committee) under any applicable plan or program adopted by the Company, and they will be eligible to participate in all employee benefit programs made available to the Company’s employees.

Severance Payments

The Employment Term Sheets contain customary definitions of “good reason,” “cause,” and “change in control.” The Employment Term Sheets provide that, if an Executive Officer’s employment is terminated by the Company without “cause” or by the Executive Officer for “good reason”, subject to the Executive Officer executing and not revoking a release of claims, the Executive Officer will receive (i) all earned but unpaid annual base salary, unreimbursed expenses, and other vested and non-forfeitable amounts or accrued benefits, in each case, through the date of termination; (ii) a pro-rated portion of the annual bonus in respect of the year of termination, based on actual performance; (iii) severance payments equal to 1.5 times the sum of the annual base salary and target annual bonus, or in the case of a termination within 12 months following a change of control of the Company, two times the sum of annual base salary and target annual bonus; and (iv) reimbursement of COBRA premiums for 18 months. Any unvested equity awards shall be addressed in the Company’s equity plan and corresponding award agreements.

The severance described in (iii) above is paid in installments over 12 months following the termination date unless the termination occurs within 12 months following a change in control of the Company, in which case the severance is paid in a lump sum within 60 days after the date of termination.

Non-Solicitation, Non-Competition, Intellectual Property, Confidentiality and Non-Disparagement

The Employment Term Sheets provide that for twelve months following the Executive Officer’s termination of employment, the respective Executive Officer will not solicit the Company’s employees, officers, directors or consultants. The Employment Term Sheets also contain non-compete covenants applicable for twelve months following the termination of the Executive Officer’s employment for any reason, and covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executive Officers on the one hand and the Company on the other hand to disparage the other.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Internalization, on April 27, 2026, the Board of Directors of the Company approved, pursuant to Section 6.2.8 of the Company’s charter (the “Charter”), a decrease in the Stock Ownership Limit, as such term is defined therein, from 9.8% to 4.34% in value or in number of shares, whichever is more restrictive, of any class or series of shares of Capital Stock, as such term is defined therein, of the Company. On April 28, 2026, the Company filed an amendment to the Charter (the “Amendment”) reflecting the change in the Stock Ownership Limit with the State Department of Assessments and Taxation of Maryland, effective at 5:00 p.m. on April 29, 2026.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment setting forth the Amendment, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Copies of the Company’s press release and investor presentation describing the foregoing matters are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The information set forth in Item 7.01 in this Current Report, and all of the exhibits hereto, is to be considered “furnished” pursuant to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Act.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed Merger and Internalization. In connection with the proposed Internalization, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed internalization transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.acresreit.com, or by contacting the Company’s Investor Relations Department.

The Company and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 10, 2026, its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 11, 2025 and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 29, 2026, by and among ACRES Commercial Realty Corp. ACRES Holdings Sub LLC, ACRES Capital Corp and ACRES Capital, LLC
3.1	Articles of Amendment of ACRES Commercial Realty Corp, dated April 28, 2026.
99.1	Press Release
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	April 30, 2026	By:	/s/ Eldron C. Blackwell
Eldron C. Blackwell Senior Vice President and Chief Financial Officer